                                                                     EXHIBIT 5.1

      [LETTERHEAD OF MURPHY MAHON KEFFLER & FARRIER, L.L.P. APPEARS HERE]


                                March 14, 1997


Sunbelt Nursery Group, Inc.
500 Terminal Road
Fort Worth, Texas 76106

     Re:  Registration Statement on Form S-3

Gentlemen:

     We have acted as counsel to Sunbelt Nursery Group, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offer and sale of an aggregate of 1,000,000 shares (the "Shares") of common stock, $.01 par value per share, of the Company ("Common Stock") pursuant to a Registration Statement on Form S-3 of the Company (the "Registration Statement") to which this opinion letter is an exhibit.

     Based on the assumptions, exceptions and qualifications hereinafter stated, we are of the opinion that, subject to compliance with federal and state securities laws (as to which I express no opinion), the Shares have been duly authorized, validly issued, fully paid and nonassessable.

     In rendering this opinion, We have assumed that (i) all signatures on all documents we examined are genuine, (ii) all documents submitted to us as originals are accurate and complete, (iii) all documents submitted to us as copies are true and correct copies of the originals thereof, (iv) all information submitted to us is accurate and complete as of the date hereof, (v) all persons executing and delivering documents reviewed by us were competent to execute and deliver such documents and (vi) that all persons signing, in a representative capacity, documents reviewed by us had authority to sign in such capacity. Further, the opinions expressed below are limited to the laws of the State of Texas, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

     The opinions expressed herein are subject to the following: (i) rights to indemnity and contribution thereunder may be limited by federal or state securities laws, (ii) the enforceability or performance of documents may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to or affecting creditors' rights generally (regardless of whether such enforceability is considered in a proceeding in law or equity), (iii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor must be brought,
(iv) applicable laws relating to fraudulent conveyances or transfers and (v) rights of the United States under the Federal Tax Lien Act of 1966, as amended.

MURPHY MAHON KEFFLER & FARRIER, L.L.P.

March 14, 1997
Page 2


     This opinion is being delivered to you in connection with the preparation of the Registration Statement, and neither this opinion nor any part hereof may be delivered to, used or relied upon by any other person or for any other purpose without our prior written consent; provided, however, we consent to the filing of this opinion with the Securities and Exchange Commission (the "Commission") as an exhibit to the Registration Statement for the limited purpose of complying with the Commission's instructions to Form S-3.

     We also consent to the reference to this law firm under "Legal Matters" in the Prospectus forming a part of such Registration Statement.


                                 Sincerely,

                                 MURPHY MAHON KEFFLER & FARRIER L.L.P.